UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2005
G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry Into a Material Definitive Agreement.
     At the Company’s annual shareholders’ meeting held on November 10, 2005, the Company’s shareholders approved the adoption of the Amended and Restated 1996 Directors’ Stock Incentive Plan (the “Amended and Restated Plan”). The Amended and Restated Plan amends the previously existing 1996 Director Stock Option Plan to increase the number of annual non-qualified stock options to be granted to non-employee directors from 1,000 to 1,500 and also provides for annual grants of 500 shares of Class A Common Stock to such non-employee directors. The stock options will continue to be granted annually on the date of the annual shareholders meeting, while the stock grants will be made on the first business day of each calendar year to non-employee directors serving at that time.
     In addition, the Amended and Restated Plan will permit non-employee directors to defer receipt of the annual stock grant pursuant to the Company’s Amended and Restated Director Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, each non-employee director may elect to defer all or part of his or her Board of Director fees and annual stock grants until the earlier of a specific date identified by the non-employee director or the termination of his or her services as a member of the Board for any reason. The amount of any cash compensation deferred by a non-employee director is converted into a number of stock units, determined based upon the “Average Market Value” (the average of the closing prices of the Company’s Class A Common Stock on the Nasdaq National Market during the ten business days preceding the relevant valuation date), and is credited to a deferred compensation account maintained in his or her name. Deferred stock grants are converted on a share-for-share basis on the date of deferral and also credited to the non-employee director’s account. The account will be credited with additional stock units, also based on the Average Market Value, upon payment date for any dividends declared on the Company’s Class A Common Stock. At the end of the deferral period, the amounts accumulated in the deferred compensation account will be distributed in the form of Class A Common Stock equal to the number of whole stock units in the account and cash in lieu of any fractional shares (based on the Average Market Value as of the distribution date).
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: November 15, 2005	By:	/s/ David F. Fisher
		Name:	David F. Fisher
		Title:	Vice President, General Counsel and Corporate Secretary